Filed Pursuant to Rule 424 (b)(3)
                                           Registration Statement No. 333-108872

PROSPECTUS SUPPLEMENT NO. 1
(To Prospectus dated February 11, 2004)

                              ENERTECK CORPORATION

                        7,675,650 shares of common stock

         This prospectus supplement supplements the prospectus, dated February 11, 2004, of EnerTeck Corporation relating to the offering and sale of 7,675,650 shares of common stock by certain selling security holders. This prospectus supplement should be read in conjunction with the prospectus, and is qualified by reference to the prospectus except to the extent that the information presented herein supercedes the information contained in the prospectus. The term "selling security holders" as used in the prospectus shall be deemed to include the selling security holders identified below. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any amendments or supplements thereto.

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The table of selling security holders contained on pages 36-37 in the prospectus is hereby amended to add the persons who are named below as selling security holders:

                                     Beneficial                                         Beneficial
                                     Ownership of                                       Ownership of
                                     Selling Security                                   Selling Security
                                     Holder Prior to                                    Holder After
                                     Offering (1):                                      Offering (1):
                                     ----------------------                             ---------------------
                                                                 Number of
Name of Selling                                                  Shares Offered
Security Holder                         Number      Percent      Hereby                 Number        Percent
-------------------------------------------------------------------------------------------------------------
Austin M. Baggetta,
Michael D. Baggetta C/F (2)               1,060          *           1,060              0              0
Christina A. Baggetta,
Pamela Cassic C/F  (2)                      125          *             125              0              0
Michael D. Baggetta (2)                   4,593          *           4,593              0              0
Cornelius T. Blessing, Jr.(2)               135          *             135              0              0
Corinne Boccieri,
Catherine A. Boccieri CF UTMA NJ (2)      3,000          *           3,000              0              0
Thomas E. Boccieri and
Catherine A. Boccieri, Jt. Ten (2)        2,800          *           2,800              0              0
Raymond Bradley (2)                      89,000          *          89,000              0              0
Steven Cloyes (3)                       300,850       2.78%        300,850              0              0
James E. Conway (2)                         200          *             200              0              0
Jack Cowles (2)                          10,000          *          10,000              0              0
David V. Crocker (2)                      5,700          *           5,700              0              0

Charles Croasdill (2)                    10,000          *          10,000              0              0
David J. Culhane (2)                      4,290          *           4,290              0              0
Tom A. Curtis, Curtis Winter Trust (2)      500          *             500              0              0
Charles Davis (2)                        20,000          *          20,000              0              0
Michael W. Davis (2)                        300          *             300              0              0
Donald Deboer (2)                         1,400          *           1,400              0              0
Ken Deboer (2)                              800          *             800              0              0
Kip Deboer (2)                            1,500          *           1,500              0              0
Aida DeJesus (2)                          1,250          *           1,250              0              0
Frank DeLuca (2)                         15,000          *          15,000              0              0
Dean Denuccio (2)                        24,500          *          24,500              0              0
John Dibella (2)                          1,500          *           1,500              0              0
Mark Doherty (2)                         45,455          *          45,455              0              0
Terry J. Doherty (2)                        500          *             500              0              0
David Dowhniak (2)                        1,000          *           1,000              0              0
Dr. Donald I. Ellicott (2)                1,000          *           1,000              0              0
Joyce E. Forscy (2)                         500          *             500              0              0
Joyce E. Forscy and
Dorothy E. Hansen JTWROS (2)                150          *             150              0              0
Joyce E. Forscy and
Richard Forscy JTWROS (2)                   210          *             210              0              0
Richard Forscy (2)                          200          *             200              0              0
Robert Gaines (2)                        15,000          *          15,000              0              0
Anthony A. Giannini, Jr. (2)             10,000          *          10,000              0              0
Rirkdiyifel (2)                           2,500          *           2,500              0              0
Calvin Greilsamer (2)                       300          *             300              0              0
Robert G. Hillenbach (2)                  1,000          *           1,000              0              0
Daniel R. Ice (2)                         1,160          *           1,160              0              0
Jacobs Pond LLC (2)                       5,000          *           5,000              0              0
Marie L. Kanger T.O.D.
Dorothy V. Calandrella (2)                6,000          *           6,000              0              0
Keith Ketchmark (2)                       7,330          *           7,330              0              0
R. Scott King (2)                           625          *             625              0              0
Curtis M. Kravitz (2)                     1,000          *           1,000              0              0
Phyllis A. Ia (2)                         1,500          *           1,500              0              0
Suna Lavalla (2)                          2,800          *           2,800              0              0
Les Lavalla (2)                             630          *             630              0              0
John Lazalde (2)                          1,000          *           1,000              0              0
Pat and Rocky Lehto (2)                   1,948          *           1,948              0              0
Rose and Kimberly Lewis (2)                 500          *             500              0              0
Paul Lodi (2)                             1,000          *           1,000              0              0
Jane M. Merrifield (2)                      330          *             330              0              0
William D. Neely (2)                        500          *             500              0              0
Andrew Nemeroff (2)                       1,150          *           1,150              0              0
Scott Palmer (2)                          6,300          *           6,300              0              0
Jerry L. Peace (2)                        2,500          *           2,500              0              0
Dominick Pinto (2)                       10,202          *          10,202              0              0
P O Boys Trust (2)                       50,000          *          50,000              0              0
Ramlal Ramroop (2)                        1,000          *           1,000              0              0
Tammy Rascon (2)                            680          *             680              0              0
John L. Roglieri, M.D. (2)               11,000          *          11,000              0              0
H. Ernest Rorer and
Marilyn D. Rorer Jt. Ten (2)             15,970          *          15,970              0              0
Margarita Rusak (2)                         180          *             180              0              0
Robert Russow (2)                        40,000          *          40,000              0              0
Miriam Santiago (2)                       1,000          *           1,000              0              0
Anthony Scorpio and
Nancy Scorpio Jt. Ten. (2)                6,900          *           6,900              0              0
Ron Shenton (2)                           1,000          *           1,000              0              0
John Verdigi (2)                            377          *             377              0              0
John Waite (2)                            4,000          *           4,000              0              0
Pamela J. Wereskla (2)                      100          *             100              0              0
Rebecca Werner (2)                       11,900          *          11,900              0              0
Weston Werner (2)                        24,100          *          24,100              0              0
George White (2)                          1,500          *           1,500              0              0
Glen Wiggers (2)                          2,000          *           2,000              0              0
Peter F. Wiskowski (2)                      500          *             500              0              0


* Represents less than 1% of the outstanding shares of common stock either before or after the exercise of any of the warrants.

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the
regulations   promulgated  under  the  Securities  Exchange  Act  of  1934  and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as, other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. Unless otherwise indicated, this table has been prepared based on 10,817,649 shares of common stock outstanding as of June 1, 2004, assuming the exercise of all the outstanding warrants.

(2) Represents shares which have been gifted by Parrish Brian & Co., Inc., which entity was listed in the table of selling security holders as the owner and proposed seller of 500,000 shares.

(3) Represents (i) 850 shares which have been gifted by Parrish Brian & Co., Inc. which shares were issuable upon exercise of warrants to purchase shares of common stock which warrants were exercised by Parrish Brian & Co., Inc. and (ii) 300,000 shares issuable upon exercise of warrants which warrants have been transferred pursuant to a private transaction by Parrish Brian Partners, Inc. (which entity was listed in the table of selling security holders in the prospectus as the owner and proposed seller of 1,500,000 shares).

         Additionally, the following represents updated information regarding certain selling security holders listed in the table of selling security holders in the prospectus:

                                     Beneficial                                         Beneficial
                                     Ownership of                                       Ownership of
                                     Selling Security                                   Selling Security
                                     Holder Prior to                                    Holder After
                                     Offering (1):                                      Offering (1):
                                     ----------------------                             ---------------------
                                                                Number of
Name of Selling                                                 Shares Offered
Security Holder                       Number      Percent       Hereby                 Number         Percent
-------------------------------------------------------------------------------------------------------------
Parrish Brian
Partners, Inc. (2)(3)               1,180,000         10.91%       1,180,000                 0             0
Parrish Brian & Co., Inc.(4)            0                0             0                     0             0

(1) See footnote (1) above.

(2) Represents shares issuable upon exercise of warrants to purchase shares of common stock.

(3) Subsequent to the date of the prospectus, and pursuant to a private transaction, Parrish Brian Partners, Inc. (which entity was listed in the table of selling security holders in the prospectus as the owner and proposed seller of 1,500,000 shares) transferred to Steven Cloyes warrants to purchase 300,000 shares of common stock. Parrish Brian Partners, Inc. currently owns warrants to acquire 1,180,000 shares.

(4) Subsequent to the date of the prospectus, and pursuant to gift transactions, Parrish Brian & Co., Inc. (which entity was listed in the table of selling security holders in the prospectus as the owner and proposed seller of 500,000 shares) transferred to certain persons 500,000 shares.

             The date of this prospectus supplement is June 2, 2004.